                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     /X/ Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ZALE CORPORATION
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                ZALE CORPORATION
                           901 WEST WALNUT HILL LANE
                            IRVING, TEXAS 75038-1003

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 2, 1995

                             ---------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Zale Corporation, a Delaware corporation (the "Company"), will be held on Thursday, November 2, 1995, at 10:00 a.m., local time, at The Westin Galleria, Dallas, Texas, for the following purposes:

     1. To elect seven directors for terms expiring at the 1996 annual meeting of stockholders;

     2. To approve the Zale Corporation Outside Directors' 1995 Stock Option
        Plan;

     3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 5, 1995, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders will be maintained at the Company's headquarters located at 901 West Walnut Hill Lane in Irving, Texas, during the ten-day period prior to the date of the annual meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during ordinary business hours.

     We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the meeting.

                                            By Order of the Board of Directors,

                                            Alan P. Shor
                                            Senior Vice President,
                                            General Counsel and Secretary

Dallas, Texas
September 28, 1995

                                ZALE CORPORATION
                           901 WEST WALNUT HILL LANE
                            IRVING, TEXAS 75038-1003
                                 (214) 580-4000

                             ---------------------

                                PROXY STATEMENT

                               SEPTEMBER 28, 1995

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is being furnished by the Board of Directors (the "Board of Directors") of Zale Corporation, a Delaware corporation (the "Company"), to the holders of common stock (the "Common Stock") of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, November 2, 1995, at The Westin Galleria, Dallas, Texas, and at any and all adjournments thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR approval of the Zale Corporation Outside Directors' 1995 Stock Option Plan (the "Outside Directors' Plan"), FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

     The expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, who will not receive additional compensation therefor, in person, or by telephone, telegraph or facsimile transmission. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At September 5, 1995, the Company had 34,984,508 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on September 5, 1995 will be entitled to notice of, and to vote at, the Annual Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about September 28, 1995.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY
                         AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information with respect to the beneficial ownership, as of September 5, 1995 (except as otherwise noted below), of shares of Common Stock by persons believed by the Company to own beneficially more than five percent of the outstanding shares of Common Stock and by the directors and executive officers named in the Summary Compensation Table herein and the directors and executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock represented thereby. Other than as set forth below, no director or executive officer of the Company is known to be the beneficial owner of any shares of Common Stock. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

                                          AMOUNT AND NATURE OF       PERCENT OF
      NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP(1)      CLASS(1)
-------------------------------------    -----------------------     ----------
FIVE PERCENT STOCKHOLDERS:

  Harris Associates L.P.
  Two North LaSalle Street
  Suite 500
  Chicago, Illinois 60602-3790                  6,410,540(2)            18.3%

  Apollo Jewelry Partners, L.P.
  c/o Apollo Advisors, L.P.
  Two Manhattanville Road
  Purchase, New York 10577                      4,900,854(3)            14.0%

  Leon G. Cooperman
  c/o Omega Advisors, Inc.
  88 Pine Street
  Wall Street Plaza, 31st Floor
  New York, New York 10005                      3,488,473(4)            10.0%

  Snyder Capital Management, Inc.
  350 California St., Suite 1460
  San Francisco, CA 94104                       2,131,000(5)             6.1%

DIRECTORS AND
NAMED EXECUTIVE OFFICERS:

  Robert J. DiNicola                              145,750(6)            *

  Glen Adams                                       36,500(7)            *

  Peter P. Copses                                   1,500(8)            *

  Mark Dickstein                                  100,000(9)            *

  Frank E. Grzelecki                                3,000               *

  Richard C. Marcus                                 1,000               *

  Andrew H. Tisch                                  41,000(10)           *

  Larry Pollock                                    82,800(11)           *

  Merrill J. Wertheimer                            10,000(12)           *

  Mary Forte                                        4,620(13)           *

  Max Brown                                         5,000(14)           *

DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP:                                       461,435(15)            1.3%

---------------

  *  Represents less than 1 percent.

 (1) The information contained in this table with respect to Common Stock ownership reflects "beneficial ownership" as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 (2) Consists of (i) 4,804,040 shares of Common Stock as to which Harris Associates L.P. ("Harris"), by reason of advisory and other relationships with the persons who own such shares, may be deemed to have the sole power to dispose or to direct the disposition and (ii) 1,606,500 shares of Common Stock, as to which Harris, by reason of advisory and other relationships with the persons who own such shares, may be deemed to share the power to dispose or to direct the disposition. Harris Associates, Inc. is the general partner of Harris, and as such may be deemed to beneficially own the 6,410,540 shares of Common Stock beneficially owned by Harris. Harris has been granted the power to vote any shares of Common Stock beneficially owned by it in circumstances it determines to be appropriate in connection with assisting its clients to whom it renders financial advice in the ordinary course of business by either providing information or advice to the persons having such power, or by exercising the power to vote when it determines such action to be appropriate in connection with matters which are submitted to a security holder's vote. Of the 1,606,500 shares of Common Stock as to which Harris has shared dispositive power, 1,600,000 shares are beneficially owned by The Oakmark Fund, a series of an investment trust to which Harris serves as investment adviser. The Oakmark Fund has shared voting power with Harris with respect to the shares of Common Stock beneficially owned by The Oakmark Fund. The information provided above was obtained from Harris Associates L.P.

 (3) Consists of (i) 4,874,654 shares of Common Stock owned directly by such entity and (ii) 26,200 shares of Common Stock issuable upon exercise of Warrants to Purchase Common Stock, Series A ("Series A Warrants") held by such entity. The information provided above was obtained from Apollo Advisors, L.P. ("Apollo Advisors").

 (4) Consists of (i) 1,362,265 shares of Common Stock owned directly by Omega Capital Partners, L.P. ("Omega Capital"), (ii) 30,600 shares of Common Stock issuable upon exercise of Series A Warrants owned directly by Omega Capital, (iii) 1,023,165 shares of Common Stock owned directly by Omega Institutional Partners, L.P. ("Omega Institutional"), (iv) 19,200 shares of Common Stock issuable upon exercise of Series A Warrants owned directly by Omega Institutional, (v) 589,047 shares of Common Stock owned directly by Omega Overseas Partners, Ltd. ("Omega Overseas"), (vi) 5,400 shares of Common Stock issuable upon exercise of Series A Warrants owned directly by Omega Overseas, (vii) 453,996 shares of Common Stock owned directly by unrelated third parties for whom Omega Advisors, Inc. serves with discretionary power as investment manager (the "Managed Account") and
     (viii) 4,800 shares of Common Stock issuable upon exercise of Series A Warrants owned by the Managed Account. Mr. Cooperman is the President and majority stockholder of Omega Advisors, Inc. Mr. Cooperman possesses sole power to vote and direct the disposition of all shares of Common Stock owned by Omega Capital, Omega Institutional and Omega Overseas. As to 453,996 shares of Common Stock and the 4,800 shares of Common Stock issuable upon the exercise of Series A warrants owned by the Managed Account, the owners of the Managed Accounts may be deemed to have shared power to dispose or to direct the disposition of such shares as a result of their right to terminate the discretionary account within a period of 60 days. The information was obtained from a Schedule 13D filed with the Securities and Exchange Commission on February 14, 1995.

 (5) Consists of (i) 128,900 shares of Common Stock as to which Snyder Capital Management, Inc. ("Snyder") has the sole power to dispose or to direct the disposition and (ii) 2,002,100 shares of Common Stock as to which Snyder has shared power to dispose or to direct the disposition. Of the 2,002,100 shares of Common Stock as to which Snyder has shared dispositive power, Snyder has shared voting power with respect to 1,797,800 shares and no voting power with respect to 204,300 shares. The information was obtained from a Schedule 13F filed with the Securities and Exchange Commission by Snyder on June 30, 1995.

 (6) Includes 143,750 shares of Common Stock which Mr. DiNicola may acquire upon the exercise of options within 60 days after September 5, 1995.

 (7) Includes 35,000 shares of Common Stock issuable upon exercise of Series A Warrants held by Mr. Adams.

 (8) Does not include 4,874,654 shares of Common Stock owned directly by Apollo Jewelry Partners, L.P. ("Apollo Jewelry") and 26,200 shares of Common Stock issuable upon exercise of Series A Warrants held by Apollo Jewelry. The general partner of Apollo Jewelry is AIF II, L.P. The managing general partner of AIF II, L.P. is Apollo Advisors, whose general partner is Apollo Capital Management, Inc. ("Apollo Capital"). Mr. Copses, a director of the Company, is an officer of Apollo Capital and a limited partner of Apollo Advisors. See "Proposal No. 1 -- Election of Directors." Mr. Copses disclaims beneficial ownership of the shares of Common Stock and Series A Warrants held by Apollo Jewelry. The information provided above was obtained from Mr. Copses.

 (9) Consists of (i) 68,000 shares of Common Stock beneficially owned by Dickstein & Co., L.P. ("Dickstein & Co.") and (ii) 32,000 shares of Common Stock beneficially owned by Dickstein International Limited ("Dickstein International"). Mr. Dickstein, a director of the Company, is the President and sole shareholder of Dickstein Partners Inc. ("Dickstein Partners"). Dickstein Partners is the general partner of Dickstein Partners, L.P. ("Dickstein L.P.") and the advisor to Dickstein International. Dickstein L.P. is the general partner of Dickstein & Co. Mr. Dickstein is not standing for reelection as a Director. The information provided above was obtained from a Form 4 dated April 4, 1995 filed with the Securities and Exchange Commission by Mr. Dickstein.

(10) Includes 20,000 shares of Common Stock held by Mr. Tisch as custodian for his four minor children. The information provided above was obtained from a Form 4 dated January 9, 1995 filed with the Securities and Exchange Commission by Mr. Tisch.

(11) Includes 75,000 shares of Common Stock which Mr. Pollock may acquire upon the exercise of options within 60 days after September 5, 1995.

(12) Includes 2,000 shares of Common Stock owned by the JAR Family Limited Partners of which Mr. Wertheimer is the general partner and 4,000 shares of Common Stock which Mr. Wertheimer may acquire upon the exercise of options within 60 days after September 5, 1995.

(13) Includes 3,750 shares of Common Stock which Ms. Forte may acquire upon the exercise of options within 60 days after September 5, 1995.

(14) Includes 4,000 shares of Common Stock which Mr. Brown may acquire upon the exercise of options within 60 days after September 5, 1995.

(15) Includes (i) 249,250 shares of Common Stock which may be acquired upon the exercise of options within 60 days after September 5, 1995 and (ii) 35,000 shares of Common Stock issuable upon the exercise of Series A Warrants held by Mr. Adams.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of seven directors, each of whom will serve until the 1996 annual meeting of stockholders and until his successor is elected and qualified.

     It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the seven nominees listed below, unless instructions to the contrary are given therein. These nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, it is intended that the attorneys-in-fact will vote FOR such substitute nominees as the Board of Directors may designate. All directors elected at the Annual Meeting will hold office until the 1996 annual meeting of stockholders and until their respective successors are elected and qualified.

     The Company's bylaws currently fix the number of members of the Board of Directors at eight. Because only seven nominees are standing for election at the Annual Meeting, a vacancy will exist on the Board of Directors following the Annual Meeting. The Board of Directors intends to fill the vacancy after the Annual Meeting if and when an appropriate candidate has been identified. Proxies cannot be voted for a greater number of persons than the number of nominees named therein.

     The following table sets forth the principal occupations for at least the last five years and the current directorships of the seven nominees for director to be elected pursuant to Proposal No. 1.

ROBERT J. DINICOLA, Age 47.

  Chairman of the Board, Chief Executive Officer and Director

     Mr. DiNicola has served as Chairman of the Board, Chief Executive Officer and a director of the Company since April 18, 1994. For the three years prior to joining the Company, Mr. DiNicola was a senior executive officer of The Bon Marche Division of Federated Department Stores, Inc., having served as Chairman and Chief Executive Officer of that Division from 1992 to 1994 and as its President and Chief Operating Officer from 1991 to 1992. From 1989 to 1991, Mr. DiNicola was a Senior Vice President of Rich's Department Store Division of Federated. For seventeen years, prior to joining the Federated organization, Mr. DiNicola was associated with Macy's, where he held various executive, management and merchandising positions, except for a one-year period while he held a division officer position with May Co.

LARRY POLLOCK, Age 48.

  President, Chief Operating Officer and Director

     The Board of Directors elected Mr. Pollock President and Chief Operating Officer of the Company on January 10, 1994 and appointed him as a director on July 27, 1994. From January 1990 until joining the Company, Mr. Pollock served as President and Chief Executive Officer of Kartens Jewelers. From 1987 to 1990, Mr. Pollock was a consultant in the retail jewelry industry. For eighteen years prior to 1987, Mr. Pollock was associated with J. B. Robinson Jewelers, Inc. where he held various executive positions including President and Chief Executive Officer from 1981 through 1986. Mr. Pollock has an ownership interest in two radio stations in the Cleveland area and also serves as a director of New West Eyeworks.

GLEN ADAMS, Age 56.

  Director

     Mr. Adams has served as a director of the Company since July 21, 1993. From 1990 to the present, Mr. Adams has served as Chairman, President and Chief Executive Officer of Southmark Corporation in Dallas, Texas. From 1986 to 1989, he served as Chairman, President and Chief Executive Officer of The Great Western Sugar Company. In addition to Southmark Corporation, Mr. Adams is also a director of U.S. Home Corporation.

PETER P. COPSES, Age 37.

  Director

     Mr. Copses has served as a director of the Company since September 9, 1993. Since 1990, Mr. Copses has been an officer of Apollo Advisors, L.P. which, together with its affiliates, acts as the managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Copses is a director of Calton, Inc., Dominicks Finer Foods, Inc., Family Restaurants, Inc., Food 4 Less Holdings, Inc. and Forum Group, Inc.

FRANK E. GRZELECKI, Age 58.

  Director

     Mr. Grzelecki has served as a director of the Company since July 21, 1993. Since 1988, Mr. Grzelecki has served in several capacities with Handy & Harman of Rye, New York, including outside director and consultant from 1988 to 1989, Vice Chairman of the Board from 1989 to 1992, and President, Chief Operating Officer and director from 1992 to the present. In addition to Handy & Harman, Mr. Grzelecki currently serves as a director of Chartwell Re Corporation.

RICHARD C. MARCUS, Age 56.

  Director

     Mr. Marcus has served as a director of the Company since July 21, 1993. Mr. Marcus is a principal of InterSolve Group, Inc., a management services firm he cofounded in 1991. Since September 1994, Mr. Marcus has served in several capacities with Plaid Clothing Group, including as an outside director from September to November 1994, Chief Executive Officer and director from December 1994 through September 1995, and is presently an outside director. From 1988 to 1994, Mr. Marcus was a private investor and consultant for companies serving the retail industry. From 1979 to 1988, he served as Chairman and Chief Executive Officer of Neiman Marcus in Dallas, Texas.

ANDREW H. TISCH, Age 45.

  Director

     Mr. Tisch has served as a director of the Company since July 21, 1993. Mr. Tisch has served as a member of the Loews Corporation Management Committee since October 1994. Mr. Tisch also served as Chairman of the Board and Chief Executive Officer of Lorillard, Inc. from 1989 to June 1995. From 1980 to 1989, he served as President of Bulova Corporation. From 1986 to 1989, Mr. Tisch served as a director of Gordon Jewelry Corporation prior to its acquisition by the Company. Mr. Tisch currently serves as a director of Loews Corporation and of Bulova Corporation.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The following discussion of meetings of the Board of Directors and the committees thereof includes meetings occurring between the end of the Company's 1994 fiscal year on March 31, 1994 and the end of the 1995 fiscal year on July 31, 1995.

     The standing committees of the Board of Directors are the Audit and Compensation Committees. Their principal functions and the names of the directors currently serving as members of those committees are set forth below.

     The Audit Committee has the power and authority to initiate or review the results of all audits or investigations into the business affairs of the Company and its subsidiaries, and to conduct pre- and post-audit reviews with the Company's management, financial employees and independent auditors. The Audit Committee also reviews the Company's quarterly and annual financial statements and reports. The Audit Committee met three times between April 1, 1994 and July 31, 1995. The current members of the Audit

Committee are Glen Adams, Peter P. Copses and Mark Dickstein. Mr. Dickstein is not standing for reelection as a director and will not serve as a member of the Audit Committee following the Annual Meeting.

     Subject to the final decision of the Board of Directors, the Compensation Committee reviews the proposed compensation of the Company's Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Compensation Committee administers the Company's Omnibus Stock Incentive Plan (the "Option Plan"), and its other incentive compensation plans. The Compensation Committee met nine times between April 1, 1994 and July 31, 1995. The current members of the Compensation Committee are Frank E. Grzelecki, Richard C. Marcus and Andrew H. Tisch.

     From April 1, 1994 to July 31, 1995, the Board of Directors met ten times. No member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which such director served during that period.

                                PROPOSAL NO. 2:

           ZALE CORPORATION OUTSIDE DIRECTORS' 1995 STOCK OPTION PLAN

GENERAL

     In order to attract and retain non-employee directors, on May 16, 1995, the Board of Directors adopted, subject to stockholder approval, the Outside Directors' Plan. A copy of the Outside Directors' Plan is attached hereto as Annex A. The Outside Directors' Plan provides for the granting of stock options to members of the Company's Board of Directors who are not employees of the Company or any subsidiary thereof ("Eligible Directors"). An aggregate of 150,000 shares of Common Stock may be issued upon exercise of options granted to Eligible Directors under the Outside Directors' Plan.

     The Outside Directors' Plan provides for the automatic grant of an option to purchase 5,000 shares of Common Stock to each Eligible Director serving as such on May 16, 1995 and to each future Eligible Director at the time he or she is first elected to the Company's Board of Directors. The Outside Directors' Plan also provides for the grant of an option to purchase 3,000 shares of Common Stock to each Eligible Director as of the date of the first meeting of the Board of Directors following such Eligible Director's reelection to the Board of Directors.

     Options granted under the Outside Directors' Plan shall have an exercise price equal to the fair market value (as defined) of the Common Stock on the date of grant, a term of 10 years and become cumulatively exercisable as to 25% of the shares subject thereto on each of the first, second, third and fourth anniversaries of the date of grant. An option may be exercised from time to time for all or part of the shares as to which it is then exercisable. Upon the occurrence of a change of control (as defined), each outstanding option shall become fully and immediately exercisable and remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Outside Directors' Plan.

     Options granted under the Outside Directors' Plan may be exercised by filing a written notice with the Company accompanied by payment for the shares being purchased. Such payment shall be made (i) in cash, by certified or official bank check (or the equivalent thereof acceptable to the Company), for the full option purchase price; or (ii) by delivery of shares of Common Stock acquired prior to the option exercise date and having a fair market value as of the exercise date equal to all or part of the option exercise price and cash or a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price. To the extent necessary for compliance with Rule 16b-3 promulgated under the Exchange Act, no option granted under the Outside Directors' Plan shall be assignable or transferable. Additionally, no assignment or transfer may be made without consent of the Board of Directors. In the event an optionee's membership on the Board of Directors terminates for any reason other than death or for cause (as defined), such optionee may exercise any outstanding option to the extent that he or she was entitled to exercise it on the date of termination. Such exercise must occur within three months after termination, but in no event may any exercise occur after the expiration date of the option. If an optionee dies while serving on the Board of Directors, any outstanding option shall be exercisable to the extent the optionee was entitled to exercise the option on the date of death. Exercise must occur by the earlier of the first anniversary of death or the expiration date of the option. This exercise shall be made only by the optionee's executor or administrator, unless his or her will specifically disposes of the option, in which case exercise shall be made only by the recipient of such specific disposition. Except as provided for above, any unexercised option held by a person who is no longer a member of the Board of Directors shall be null and void.

     The Board of Directors may, subject to certain limitations, suspend or terminate the Outside Directors' Plan or revise or amend it. Amendments must be approved by the stockholders of the Company where the failure to obtain such approval would adversely affect compliance with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or with the requirements of any other applicable law, rule or regulation.

     If the Outside Directors' Plan had been in effect during the 1995 fiscal year, the current executive officers of the Company, as a group, would have received no options, the non-employee directors of the Company, as a group, would have received options to purchase 30,000 shares of Common Stock and all employees, including all current officers who are not executive officers, as a group, would have received no options.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material federal income tax consequences of participation in the Outside Directors' Plan for an Eligible Director under currently applicable law. It does not purport to be a complete discussion of all tax consequences to such an Eligible Director and does not cover, among other things, state and local tax treatment of participation in the Outside Directors' Plan.

     An Eligible Director who receives an option granted under the Outside Directors' Plan will not recognize any taxable income in connection with the grant of the option.

     In general, upon exercise of the option, if the shares of Common Stock received are not subject to a substantial risk of forfeiture or are transferable, the amount by which the fair market value of the shares at the time of exercise of the option exceeds the exercise price will be treated as ordinary income received by the Eligible Director.

     If the shares of Common Stock received upon exercise of the option are subject to a substantial risk of forfeiture and are not transferable ("Nonvested Shares"), Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), permits the Eligible Director to elect, not more than 30 days after the date of exercise of the option to acquire the Nonvested Shares, to include as ordinary income the difference between the fair market value of the Nonvested Shares at the time of exercise and the exercise price for the shares. If no
Section 83(b) election is made, then the ordinary income inclusion occurs on the date the Nonvested Shares become vested (because they are no longer subject to a substantial risk of forfeiture or are transferable), and the amount of such inclusion will be the excess of the fair market value of the shares at the time they vest over the exercise price.

     Special rules may apply to Eligible Directors who are subject to Section 16(b) of the Exchange Act as a consequence of their exercise of an option. While the exercise of an option will not be a "purchase" of a security for purposes of
Section 16(b) of the Exchange Act unless the option is out-of-the-money, the Eligible Director may nonetheless be subject to Section 16(b) of the Exchange Act with respect to the sale of Common Stock acquired upon the exercise of such option if the Eligible Director has purchased other shares within six months before the exercise of the option. In that case, the common stock received upon exercise of the option may be treated as restricted property subject to a substantial risk of forfeiture (i.e., as Nonvested Shares) for purposes of
Section 83 of the Code until such shares are no longer subject to Section 16(b) of the Exchange Act for purposes of Section 83(b) of the Code. Unless the Eligible Director makes a Section 83(b) election, the Eligible Director will recognize ordinary income when his shares are no longer subject to Section 16(b) of the Exchange Act for purposes of Section 83(b) of the Code (i.e., up to six months after the date on which the shares are acquired) in the amount by which the fair market value of the common stock at such later date exceeds the exercise price. Under Section 83(b), the Eligible Director may elect to recognize income as of the date the option is exercised in an amount equal to the excess of the fair market value of the shares acquired on such date (determined without regard to Section 16(b) restrictions) over the exercise price.

     An Eligible Director's tax basis in the shares of Common Stock received on exercise of an option for cash will be equal to the amount of any cash paid on exercise plus the amount of ordinary income recognized by such Eligible Director as a result of the receipt of such Common Stock. The holding period for such Common Stock will begin the day after the date of exercise of the option or, in the case of Nonvested Shares as to which no election under Section 83(b) is made, the day after the date on which such shares of Common Stock become vested or are no longer subject to Section 16(b) of the Exchange Act as herein described.

     If the Eligible Director pays the exercise price by tendering other vested shares of Common Stock then owned by the Eligible Director, the difference between the fair market value and adjusted basis of the tendered shares will not produce a taxable gain or loss to the Eligible Director; however, the Eligible Director's tax basis and holding period for an equal number of acquired shares will be the same as the Eligible Director's tax basis for the tendered shares. The remaining acquired shares will have a tax basis equal to the sum of the amount paid in cash, if any, plus any amount which the Eligible Director is required to recognize as income as a result of the exercise of the option, and the holding period for such shares will be determined in the same manner as described in the preceding paragraph.

     Upon a taxable disposition of shares of Common Stock acquired through the exercise of an option, any amount received by the Eligible Director in excess of the Eligible Director's tax basis in the Common Stock will generally be treated as long-term or short-term capital gain, depending upon the holding period of the Common Stock. To qualify for long-term capital gain or loss treatment, shares of Common Stock must have been held for more than one year as a capital asset. The maximum federal income tax rate currently applicable to individuals for long-term capital gain is 28%. If, upon disposition, the Eligible Director receives an amount that is less than the Eligible Director's tax basis in the Common Stock the loss will generally be treated as a long or short-term capital loss, depending upon the holding period of the Common Stock.

     The Company generally will be entitled to deduct for federal income tax purposes the amount that the Eligible Director is required to treat as ordinary income, to the extent such amount constitutes an ordinary and necessary business expense.

     The Board of Directors recommends that stockholders vote FOR approval of the Outsider Directors' Plan.

                                PROPOSAL NO. 3:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent public accountants for the interim period from April 1, 1994 to July 31, 1994 and for the fiscal year ended July 31, 1995, and has been reappointed by the Board of Directors to serve in that capacity for the 1996 fiscal year. The Company has been advised that no member of Arthur Andersen LLP or any of its associates has any financial interest in the Company or its affiliates. A representative of Arthur Andersen LLP will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of Arthur Andersen LLP, if desired.

     Although not formally required, the appointment of the independent auditors of the Company has been directed by the Board of Directors to be submitted to the stockholders for ratification as a matter of sound corporate practice. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during the 1996 fiscal year if the Board of Directors believes that such a change would be in the best interests of the Company.

     The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants.

                      EXECUTIVE AND DIRECTOR COMPENSATION

     The following tables set forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Company during each of the fiscal years ended July 31, 1995 and March 31, 1994 and 1993, to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during the fiscal year ended July 31, 1995. All compensation paid or accrued by the Company during the interim period from April 1, 1994 to July 31, 1994 (i.e., the transition period from the end of fiscal 1994 until the beginning of fiscal 1995), excluding base salary, are included as compensation paid for the fiscal year ended July 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                   ANNUAL COMPENSATION    ------------
                                                   -------------------     SECURITIES      ALL OTHER
                                                   SALARY                  UNDERLYING     COMPENSATION
      NAME AND PRINCIPAL POSITION          YEAR    ($)(1)     BONUS($)     OPTIONS(#)         ($)
----------------------------------------   ----    -------    --------    ------------    ------------
Robert J. DiNicola, Chairman
  and Chief Executive Officer(2)........   1995    679,791    325,000        675,000         620,383
Larry Pollock, President
  and Chief Operating                      1995    428,368    200,000         50,000          24,222
  Officer(3)............................   1994     94,269          0        300,000         150,000
Merrill J. Wertheimer,                     1995    230,708     81,535         66,000           7,880
  Executive Vice President --              1994    201,927     10,000              0          17,440
  Finance and Administration(4).........   1993    200,000          0              0             882
Mary Forte, President --
  Gordon's Division(5)..................   1995    216,264     44,691         55,000         121,207
Max Brown,                                 1995    204,895     81,958         26,000           9,446
  President -- Diamond Park                1994    198,501          0              0          34,919
  Division(6)...........................   1993    185,000     37,925              0           1,879
========================================
Dolph B. H. Simon, Former Vice             1995    226,331     93,440         10,000         216,049
  President and General                    1994    275,893     15,375              0          68,174
  Counsel...............................   1993    307,500          0              0           1,808

---------------

(1) Includes amounts contributed by such executive officers to the Company's 401(k) savings plan.

(2) Mr. DiNicola became Chairman of the Board and Chief Executive Officer of the Company on April 18, 1994. Mr. DiNicola's salary during the transition period from the end of fiscal 1994 until the beginning of fiscal 1995 was $189,996. "All Other Compensation" for 1995 includes a one-time bonus of $200,000 paid to Mr. DiNicola upon the commencement of his employment by the Company, a one-time reimbursement of $150,000 for certain benefits Mr. DiNicola would have otherwise received from his former employer, a one-time payment of $264,447 for relocation costs incurred by Mr. DiNicola in connection with the commencement of his employment by the Company, a one-time payment of $5,472 in connection with the termination of the Company's Key Executive Medical Plan and $464 of term life insurance premiums paid by the Company.

(3) Mr. Pollock became President and Chief Operating Officer of the Company on January 10, 1994. Mr. Pollock's salary during the transition period from the end of fiscal 1994 until the beginning of fiscal 1995 was $133,721. "All Other Compensation" for 1995 consists of a one-time payment of $18,103 for moving expenses incurred by Mr. Pollock in connection with the commencement of his employment by the Company, a one-time payment of $5,597 in connection with the termination of the Company's Key Executive Medical Plan and $522 of term life insurance premiums paid by the Company.

(4) Mr. Wertheimer's salary during the transition period from the end of fiscal 1994 until the beginning of fiscal 1995 was $67,139. "All Other Compensation" for 1995 consists of a one-time payment of $5,837 in connection with the termination of the Company's Key Executive Medical Plan, $1,215 of term life insurance premiums paid by the Company and a $828 matching contribution by the Company in stock under its 401(k) plan.

(5) Ms. Forte became President -- Gordon's Division on July 18, 1994. Ms. Forte's salary during the transition period from the end of fiscal 1994 until the beginning of fiscal 1995 was $9,011. "All Other Compensation" for 1995 consists of a one-time payment of $116,775 for moving expenses incurred by Ms. Forte in connection with the commencement of her employment by the Company, a one-time payment of $4,291 in connection with the termination of the Company's Key Executive Medical Plan and $141 of term life insurance premiums paid by the Company.

(6) Mr. Brown's salary during the transition period from the end of fiscal 1994 until the beginning of fiscal 1995 was $67,091. "All Other Compensation" for 1995 consists of a one-time payment of $5,879 in connection with the termination of the Company's Key Executive Medical Plan, $2,739 of term life premiums paid by the Company and a $828 matching contribution by the Company in stock under its 401(k) plan.

(7) Mr. Simon resigned from the Company effective June 15, 1995. Mr. Simon's salary during the transition period from the end of fiscal 1994 until the beginning of fiscal 1995 was $86,221. "All Other Compensation" for 1995 consists of $207,085 of severance payments in connection with Mr. Simon's resignation from the Company, a one-time payment of $5,563 in connection with the termination of the Company's Key Executive Medical Plan, $2,808 in term life insurance premiums paid by the Company and a $593 matching contribution by the Company in stock under its 401(k) plan. Mr. Simon's options granted during 1995 lapsed upon the termination of his employment with the Company.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                               POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED ANNUAL
                                               INDIVIDUAL GRANTS                               RATES OF STOCK PRICE
                     ----------------------------------------------------------------------   APPRECIATION FOR OPTION
                     NUMBER OF SECURITIES    % OF TOTAL OPTIONS    EXERCISE OR                        TERM(2)
                      UNDERLYING OPTIONS    GRANTED TO EMPLOYEES   BASE PRICE    EXPIRATION   -----------------------
        NAME             GRANTED (#)           IN FISCAL YEAR        ($/SH)         DATE        5% ($)      10% ($)
-------------------- --------------------   --------------------   -----------   ----------   ----------   ----------
Robert J. DiNicola...        575,000(3)             32.4%              8.675        4/18/04    3,137,005    7,949,787
                             100,000(4)              5.6%             14.000        7/20/05      880,452    2,231,239
Larry Pollock........         50,000(4)              2.8%             14.000        7/20/05      440,225    1,115,620
Merrill J.
  Wertheimer.........         16,000(5)           *                    9.000        7/27/04       90,561      229,499
                              50,000(4)              2.8%             14.000        7/20/05      440,225    1,115,620
Mary Forte...........         15,000(5)           *                    9.000        7/27/04       84,902      215,156
                              40,000(4)              2.3%             14.000        7/20/05      352,180      892,496
Max Brown............         16,000(5)           *                    9.000        7/27/04       90,561      229,499
                              10,000(4)           *                   14.000        7/20/05       88,045      223,124
====================
Dolph B. H. Simon....         10,000(6)           *                    9.000            N/A            0            0

---------------

 *  Less than 1%

(1) Sets forth options granted under the Zale Corporation Omnibus Stock Incentive Plan during the interim period from April 1, 1994 to July 31, 1994 and for the fiscal year ended July 31, 1995. Upon the occurrence of a change of control (as defined) each option shall become fully and immediately exercisable.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission. These amounts should not be construed as forecasts of possible future appreciation, if any, of the stock price for the Company's Common Stock.

(3) Granted pursuant to Mr. DiNicola's employment agreement. Such options become exercisable in four equal annual installments commencing April 18, 1995.

(4) Exercisable in four equal annual installments commencing July 20, 1996.

(5) Exercisable in four equal annual installments commencing July 27, 1995.

(6) Mr. Simon's options lapsed upon the termination of his employment with the Company on June 15, 1995.

                              FY-END OPTION VALUES

                                                                                      VALUE OF
                                                NUMBER OF SECURITIES                UNEXERCISED
                                               UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                             OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END
                                                        ($)                             ($)
                                            ----------------------------    ----------------------------
                     NAME                   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
    --------------------------------------  -----------    -------------    -----------    -------------
    Robert J. DiNicola....................    143,750         531,250         801,406        2,429,219
    Larry Pollock.........................     75,000         275,000         404,500        1,226,150
    Merrill J. Wertheimer.................      4,000          62,000          21,000           75,500
    Mary Forte............................      3,750          51,250          19,688           69,063
    Max Brown.............................      4,000          22,000          21,000           65,500

EXECUTIVE SEVERANCE ARRANGEMENTS

     Effective February 10, 1994, the Company adopted an executive severance plan for its executives (the "Severance Plan"), which becomes operative upon the happening of certain events, such as termination without cause (as defined). Under the Severance Plan, as amended effective May 20, 1995, Executive Vice Presidents, Company Senior Vice Presidents and Division Presidents are entitled to receive severance pay equal to one month of pay and benefits for each year of continuous service, with a minimum of three months of pay and a maximum of nine months of pay. Company Vice Presidents and directors, and Division Senior Vice Presidents, Vice Presidents and directors are entitled to severance pay equal to one week of pay for each year of continuous service, with a minimum of twelve weeks of pay and a maximum of twenty-six weeks of pay. Each of Mr. Wertheimer, Ms. Forte and Mr. Brown, in addition to other executive officers of the Company, are eligible to receive benefits under the Severance Plan in accordance with its terms.

     On May 15, 1995, the Company entered into a severance agreement with Dolph B.H. Simon, former Vice President and General Counsel of the Company. Under the terms of this agreement, Mr. Simon resigned from all positions with the Company on June 15, 1995. In connection with his resignation, Mr. Simon received benefits under the Company's Severance Plan consisting of a lump-sum payment equal to nine months salary, certain medical and life insurance benefits, outplacement assistance and other benefits. The severance agreement also provided Mr. Simon with certain additional benefits beyond those provided for in the Severance Plan. These additional benefits consist of a single lump-sum payment equal to three months salary payable to Mr. Simon on April 15, 1996, twelve additional months of salary payable in twelve equal installments starting July 15, 1996 (such payments will be offset by any amounts earned by Mr. Simon during such twelve month period), and any bonus Mr. Simon would have been entitled to receive if he had been an employee of the Company on July 31, 1995.

EMPLOYMENT AGREEMENTS

     DiNicola Employment Agreement. On March 14, 1994, Mr. DiNicola entered into an employment agreement with the Company that will expire on April 17, 1998, unless earlier terminated. Mr. DiNicola serves as the Company's Chairman of the Board and Chief Executive Officer as a requirement of his employment agreement. Pursuant to his employment agreement, Mr. DiNicola will receive an annual base salary of not less than $650,000 (subject to annual review and potential increase by the Board of Directors). Mr. DiNicola is eligible to participate in any incentive bonus plan authorized by the Board of Directors.

     If Mr. DiNicola's employment is terminated without cause (as defined), he will be entitled to receive his base salary for the remainder of the term of the agreement (subject to mitigation in certain circumstances). In the event of a change of control (as defined), the term of Mr. DiNicola's agreement will be extended for 30 months from the date of the change of control (if that period is longer than the unexpired term of the agreement), unless the Company had previously given notice of its termination of Mr. DiNicola's employment. Notwithstanding the foregoing, if Mr. DiNicola's employment is terminated while the Company is actively considering participating in a change of control, and if that change of control is consummated within four months of the date of termination of his employment, the term of Mr. DiNicola's employment will nevertheless be extended for 30 months from the date of the change of control.

     Pollock Employment Agreement. On December 22, 1993, Mr. Pollock entered into an employment agreement with the Company that will expire on January 10, 1998, subject to automatic one-year extensions of the term of the agreement unless either party notifies the other to the contrary at least 120 days prior to the end of the then current term. Mr. Pollock serves as the Company's President and Chief Operating Officer as a requirement of his employment contract. Pursuant to his employment agreement, Mr. Pollock will receive an annual base salary of not less than $400,000 (subject to annual review and potential increase by the Board of Directors). Mr. Pollock also is eligible to participate in any incentive bonus plan authorized by the Board of Directors.

     If Mr. Pollock's employment is terminated without cause (as defined), he will be entitled to receive his annual base salary for the remainder of the term of the agreement. In addition, if Mr. Pollock resigns from the Company at a time when he was not also subject to dismissal for cause, he will be entitled to receive his annual base salary for a period of one year from the date of his termination, subject to mitigation in certain circumstances.

DIRECTOR COMPENSATION

     Each Non-Employee director of the Company receives an annual retainer fee of $10,000, and is entitled to a $3,000 fee for each board meeting attended in person and a $1,000 fee for each meeting attended by telephone. A chairman of a committee of the Board of Directors receives an additional annual retainer fee of $2,500, and each committee member is entitled to $1,000 for each committee meeting attended, whether in person or by telephone, unless such committee meeting is held on the same day as a meeting of the Board of Directors. If approved by the Company's Stockholders at the Annual Meeting, non-employee directors also will receive grants of options to purchase Common Stock under the Outside Directors' Plan, which is described in more detail under "Proposal No. 2" above.

DIRECTOR INDEMNIFICATION ARRANGEMENTS

     During 1993, each of the Company and Zale Delaware, Inc., a wholly-owned subsidiary of the Company ("ZDel"), entered into indemnification agreements (the "Indemnification Agreements") with the directors of the Company, agreeing to indemnify such persons against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the director was or is, or is threatened to be made, a party by reason of his service as a director, officer, employee or agent of the Company subsequent to July 21, 1993, provided that the director acted in good faith and in a manner he reasonably believed to be in the best interest of the Company or ZDel, as applicable, and, with respect to any criminal action or proceeding, provided he had reasonable cause to believe his actions were lawful. Each Indemnification Agreement also provides for the advancement of expenses incurred by the director in defending any proceeding. The Company may enter into similar agreements with any new directors elected in the future.

     The Company and ZDel also entered into a Trust Agreement with United States Trust Company of New York, as trustee, pursuant to which $1,000,000 was deposited with the trustee to secure the performance of the Company and ZDel under the Indemnification Agreements and under the indemnification provisions of the Certificate of Incorporation and Bylaws of the Company or ZDel or applicable law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, there were no Compensation Committee interlocks.

                           RELATED PARTY TRANSACTIONS

     During the fiscal year ended July 31, 1995, the Company purchased approximately $1.9 million of fashion jewelry and giftware merchandise from Swarovski International Holding A.G. ("Swarovski") and its subsidiaries in the ordinary course of its business. Swarovski was a beneficial owner of more than 5% of the Company's Common Stock until August 31, 1995, when the Company repurchased the 1,852,884 Series B

Warrants held by Swarovski for an aggregate purchase price of approximately $9.3 million, which represented a discount, on a per warrant basis, to the then current trading price of the Company's publicly traded Series A Warrants. The Series B Warrants were not publicly traded.

     In July 1994, Mr. DiNicola borrowed $394,235 from the Company in connection with his relocation to Dallas. Mr. DiNicola repaid that loan in full, plus accrued interest at a rate of 7% per annum, on January 23, 1995.

     As of August 30, 1995, Ms. Forte owed a subsidiary of the Company $100,000 which is payable in full, plus interest at a rate of 7% per annum, on the first to occur of October 31, 1995 or Ms. Forte's termination of employment with the Company.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     Subject to the final decision of the Board of Directors, the Compensation Committee (the "Committee") actively reviews the proposed compensation of the Company's Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Committee administers the Company's Option Plan and its other incentive compensation plans.

     Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's executives with those of its stockholders. The objectives of the Company's executive compensation program are to:

     - Support the achievement of the Company's strategic operating objectives;

     - Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance;

     - Align the executives' financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company and individual performance); and

     - Provide a strategic balance between short- and long-term incentive compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation.

     The Company's executive compensation program consists of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, restricted stock grants and other equity incentives, supplemental executive benefits and various other benefits, including life and medical insurance plans.

     Base Salaries. It is the Committee's objective to maintain base salaries that are reflective of the financial performance of the Company and the individual executive's experience, responsibility level and performance, and that are competitive with the salary levels of executives at other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company. The Committee intends to monitor the salaries of all corporate officers annually and to make any adjustments it deems necessary and appropriate.

     Bonuses. For fiscal 1995, the annual bonuses available to the Company's executive officers were based upon the Company's quantitative financial performance as measured by certain Company and division earnings before interest, taxes, depreciation and amortization ("EBITDA") targets set forth in the Company's annual financial plan. Bonuses were calculated as a percentage of the recipient's base salary and were weighted such that Corporate employees could earn up to 75% of their maximum bonus if the Company achieved its EBITDA target and up to 25% if certain operating divisions achieved their EBITDA targets, and division employees could earn up to 25% of their maximum bonus if the Company achieves its EBITDA target and up to 75% if their operating division achieved its EBITDA target. Bonuses for each EBITDA target were available to be paid only in the event such target was achieved and could be increased to the extent such

EBITDA targets were exceeded. The Company exceeded its initial EBITDA target for fiscal 1995 and related annual bonuses were paid for that period. For fiscal 1996 annual bonuses will be determined using targets based upon an EBITDA dollar target and an EBITDA as a percentage of sales target.

     Equity Incentives. The Company's Omnibus Stock Incentive Plan (the "Option Plan") currently forms the basis for the Company's long-term incentive plan for executives and key employees. The Option Plan provides for the grant of stock options, SARs, restricted stock and phantom stock. The specific objective of the Option Plan is to align executive and stockholder long-term interests by creating a strong link between executive pay and stockholder returns by providing a vehicle through which Company executives may develop and maintain long-term stock ownership positions in the Company's Common Stock.

     During the period from April 1, 1994 to July 31, 1994 and during the 1995 fiscal year, option awards were made to approximately 125 of the Company's employees covering 1,776,000 shares of Common Stock. All options were granted with an exercise price equal to the fair market value of the Company's Common Stock at the date of grant, have a term of ten years, and become exercisable 25% per year beginning one year from the date of grant.

     The Committee, in satisfying its duty to establish the compensation levels of the Company's Chief Executive Officer and its other corporate officers, considered and approved management's recommendations for the 1996 fiscal year with respect to changes to the elements and levels of compensation paid to such officers. The Committee consulted with the Company's human resources department and/or outside compensation consultants in evaluating the recommendations made by management. The Committee, in its role as administrator of the Option Plan, intends to review periodically with the Company's human resources department and/or outside compensation consultants the levels and types of cash incentives and stock-based compensation that are appropriate for a corporation similarly situated to the Company.

     Compensation of the Chief Executive Officer and Chief Operating
Officer. Under the terms of their respective employment agreements, Mr. DiNicola and Mr. Pollock receive annual base salaries of not less than $650,000 and $400,000, respectively. These base salaries are subject to annual review and potential increase by the Board of Directors. See "Executive and Director Compensation -- Employment Agreements." After a review of the salaries of the chief executive officers, presidents and chief operating officers of a number of retail and specialty retail companies of similar size to the Company and a review of the Company's performance, the Board of Directors increased Mr. DiNicola's base salary to $750,000 and Mr. Pollock's base salary to $450,000, effective April 18, 1995 and January 10, 1995, respectively. Bonuses for Mr. DiNicola and Mr. Pollock for fiscal 1995 were governed by the terms of their individual employment agreements with the Company, which provided Mr. DiNicola with a guaranteed bonus of $325,000 and Mr. Pollock with a guaranteed bonus of $200,000. In addition, options awards were made to Mr. DiNicola under the terms of his employment agreement. See "Executive and Directors
Compensation -- Summary Compensation Table."

     Omnibus Budget Reconciliation Act of 1993. The Omnibus Budget Reconciliation Act of 1993, which amended the Internal Revenue Code of 1986, as previously amended (the "Code"), added Section 162(m). With certain exceptions,
Section 162(m) prevents publicly held corporations, including the Company, from taking a tax deduction for compensation paid to a "covered employee" in a taxable year to the extent that the compensation deduction exceeds $1 million. A "covered employee" is the Chief Executive Officer on the last day of the taxable year and any other officer who is among the four highest compensated officers (other than the Chief Executive Officer). Generally, those individuals are the executive officers named in the Summary Compensation Table.

     The $1 million limit on deductibility does not apply to compensation that meets the requirements for "qualified performance-based compensation" under regulations adopted pursuant to the Code. These requirements include the following: (i) the compensation must be paid solely on account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be timely established by the Compensation Committee of the Board of Directors, comprised solely of two or more outside directors, (iii) the material terms of the performance goals must be disclosed to and approved by the stockholders before payment of such remuneration, and (iv) the Compensation Committee must certify, in writing, that the performance goals were satisfied.

     The Compensation Committee intends to periodically review the impact of
Section 162(m) on the Company and to act in accordance with what it considers to be the best interests of the Company's stockholders.

     The Option Plan has been designed to meet the proposed regulations so that compensation realized in connection with stock options, stock appreciation rights and other performance-based equity incentives granted under the Option Plan, will also be excluded from the deduction limit.

                                            Frank E. Grzelecki, Chairman
                                            Richard C. Marcus
                                            Andrew H. Tisch

CORPORATE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the Company, the S&P 500 Index and the Dow Jones Retail -- All Specialty Index for the period since August 1, 1993 (the date on which the Company's Common Stock began trading publicly). The comparison assumes $100 was invested on August 1, 1993 in the Company's Common Stock and in each of the two indices and, for the S&P 500 Index and the Dow Jones Retail -- All Specialty Index, assumes reinvestment of dividends. The Company has not paid dividends since August 1, 1993.

                                   [GRAPH]

     The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Corporate Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the graph by reference.

                            SECTION 16(A) REPORTING

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of any class of the Company's equity securities, to file with the Commission initial reports ("Form 3") of beneficial ownership and reports of changes ("Form 4") in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all

Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the year ended July 31, 1995, except that the following filings were late: (i) Paul Leonard's Form 4 relating to the grant of an option to purchase 15,000 shares of Common Stock;
(ii) Beryl Raff's Form 4 relating to the grant of an option to purchase 15,000 shares of Common Stock; (iii) Paul Kanneman's Form 4 relating to the grant of an option to purchase 15,000 shares of Common Stock; (iv) Thomas Whiddon's Form 3 relating to his initial employment by the Company; (v) Ms. Forte's Form 4 relating to the purchase of 150 shares of Common Stock; and (vi) Mr. Tisch's Form 4 relating to the purchase of 20,000 shares of Common Stock. Mr. Tisch's Form 4 was timely filed with the Company, but inadvertently filed late with the Commission.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy to vote in accordance with their judgment on such matters.

                              VOTING REQUIREMENTS

     With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under Delaware law, broker non-votes (as explained below) will have no effect on the outcome of the election of directors. In general, a broker who holds securities in street name has limited authority to vote on matters submitted at a stockholders meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the "NASD") to vote on specific matters without the necessity of obtaining instructions from the beneficial owner, a broker will specify a "non-vote" on particular matters. For the purposes of Delaware law, a broker non-vote is counted as present for quorum purposes, but is generally excluded entirely from determining whether a particular matter is approved. Typically, however, brokers are permitted by the NASD to vote for the election of directors without instruction from the beneficial owner.

     With regard to Proposal No. 2, approval of the Outside Directors' Plan, and Proposal No. 3, the ratification of independent public accountants, votes may be cast for or against the matter, or stockholders may abstain from voting on the matter. Approval of each such matter requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote. Therefore, abstentions will have the effect of votes against the approval of the matter and, under Delaware law, broker non-votes will have no effect on the outcome.

     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the attorneys-in-fact named in the proxy FOR the election of the director nominees recommended by the Board of Directors, FOR approval of the Outside Directors' Plan, FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

                 STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

     As described more fully in the Company's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth

(i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as it appears on the Company's books and (B) the class and number of shares of the Company that are owned of record by such stockholder.

     Pursuant to the Company's Bylaws, to be timely, notice of persons to be nominated by a stockholder as a director at a meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the meeting date was mailed or such public disclosure was made or, in the case of an annual meeting, if earlier than such tenth day, the sixtieth day before the anniversary date of the last annual meeting (September 2, 1996 in the case of the 1996 annual stockholders' meeting). The obligation of stockholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy rules if the stockholder intends to solicit proxies in favor of the election of its nominee(s).

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the Company's Proxy Statement relating to the 1996 Annual Meeting of Stockholders of the Company must be received by no later than May 31, 1996 at the Company's principal executive offices, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Legal Department. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws. See "Stockholder Nomination of Director Candidates." The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.

                           AVAILABILITY OF FORM 10-K

     The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the Fiscal Year Ended July 31, 1995, as filed with the Commission. Such requests should be addressed to Zale Corporation, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Investor Relations, MS 6B-1.

     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

                                            ALAN P. SHOR
                                            Senior Vice President, General
                                            Counsel
                                            and Secretary

September 28, 1995

                                    ANNEX A

                                ZALE CORPORATION
                   OUTSIDE DIRECTORS' 1995 STOCK OPTION PLAN

1. PURPOSE

     The purpose of this Zale Corporation Outside Directors' 1995 Stock Option Plan (the "Plan") is to provide an incentive to those directors of Zale Corporation (the "Company") who are not employees of the Company to serve on the board of directors of the Company (the "Board") and to maintain and enhance the Company's long-term performance.

2. ADMINISTRATION

     The terms of the stock options to be awarded under the Plan are set forth and may not be varied other than by amendment of the Plan in accordance with
Section 9. To the extent that any administrative action is required in connection with the Plan, such action shall be taken by the Board, whose determination in such case shall be conclusive.

3. SHARES AVAILABLE FOR AWARDS

     (a) Shares of common stock of the Company ("Common Stock") transferred upon the exercise of options granted under the Plan shall be authorized but unissued shares or treasury shares. Subject to Section 3(b), the aggregate number of shares of Common Stock which may be transferred pursuant to the Plan shall be 150,000 shares. For purposes of this Section 3(a), the number of shares transferred upon exercise of an option shall be calculated after deducting any shares tendered to the Company in payment upon such exercise. Any shares of Common Stock that are subject to a stock option under the Plan and that have not been transferred at the time such option is cancelled or terminated shall again be available for awards under the Plan.

     (b) In the event of any change in the Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the Board shall equitably adjust the total number of shares of Common Stock that may be transferred under the Plan, the number of shares subject to each stock option then outstanding or subsequently granted under the Plan, and the exercise price of each such option. After any such adjustment, the number of shares subject to each option shall be rounded to the nearest whole number.

4. PERSONS ELIGIBLE FOR STOCK OPTIONS

     Stock options shall be granted under the Plan only to persons who are members of the Board and who are not employees of the Company or any subsidiary thereof ("Eligible Directors").

5. GRANT OF STOCK OPTION

     (a) Every option granted under the Plan shall be subject to the terms and conditions set forth in the Plan, and shall be evidenced by an option agreement which shall not be inconsistent with the provisions of the Plan.

     (b) As of May 16, 1995, each person who is then an Eligible Director shall be granted an option to purchase 5,000 shares of Common Stock. Upon the initial election to the Board, after May 16, 1995, of any person who satisfies the definition of Eligible Director, such person shall be granted an option to purchase 5,000 shares of Common Stock.

     (c) As of the date of the first meeting of the Board following each annual meeting of shareholders, each person who is an Eligible Director at the adjournment of such meeting of the Board (other than an Eligible

                                ANNEX A - Page 1

Director who is initially elected at such annual meeting or such meeting of the Board) shall be granted an option to purchase 3,000 shares of Common Stock.

6. TERMS OF STOCK OPTIONS

     (a) The exercise price per share of Common Stock under each option shall be equal to the fair market value per share of Common Stock on the date of option grant as defined in section 2(I) of the Company's Omnibus Stock Incentive (the "Omnibus Plan").

     (b) Each option granted under the Plan shall have a term of 10 years. Subject to the requirements of shareholder approval set forth in Section 11, each option granted under the Plan shall become cumulatively exercisable as to 25 percent of the shares subject thereto on each of the first, second, third and fourth anniversaries of the date of grant. An option may be exercised from time to time for all or part of the shares as to which it is then exercisable.

     (c) Upon the occurrence of a change in control as defined in section 2(d) of the Zale Corporation Omnibus Stock Incentive Plan, each outstanding option shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of this Plan.

7. EXERCISE OF OPTIONS

     (a) An option shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Company shall prescribe, accompanied by payment for the shares being purchased. Such payment shall be made: (i) in cash, by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (ii) by delivery of shares of Common Stock acquired prior to the option exercise date and having a fair market value as of the exercise date equal to all or part of the option exercise price and cash or a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price.

     (b) Promptly after receiving payment of the full option exercise price, the Company shall deliver to the Eligible Director, or to such other person as may then have the right to exercise the option, a certificate for the shares of Common Stock for which the option has been exercised. The holder of a stock option shall have none of the rights of a shareholder with respect to the shares subject to the option until such shares shall be transferred to the holder upon the exercise of the option.

     (c) To the extent necessary for compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), no option granted under the Plan shall be assignable or transferable. No assignment or transfer may be made without consent of the Board.

8. TERMINATION OF DIRECTORSHIP

     (a) If an optionee's membership on the Board terminates for any reason other than death or for cause, he may exercise any outstanding option to the extent that he was entitled to exercise it on the date of termination. Exercise must occur within three months after termination, but in no event may any exercise occur after the expiration date of the option.

     (b) If an optionee dies while serving on the Board, or during the period in which an option is exercisable pursuant to paragraph (b) of this Section 8, any outstanding option shall be exercisable to the extent that the optionee was entitled to exercise it on the date of death. Exercise must occur by the earlier of the first anniversary of death or the expiration date of the option. Such exercise shall be made only by the optionee's executor or administrator, unless his will specifically disposes of the option, in which case exercise shall be made only by the recipient of such specific disposition.

     (c) Except as provided in paragraph (a) or (b) of this Section 8, any unexercised option held by a person who is no longer a member of the Board shall be null and void.

                                ANNEX A - Page 2

9. AMENDMENT OF THE PLAN

     The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that Sections 4, 5 and 6 may not be amended more than once every six months except as may be necessary to comply with changes in the Internal Revenue Code, or as permitted under rules promulgated under Section 16 of the Exchange Act; and further provided, that no amendment shall be effective unless and until it has been duly approved by the shareholders if the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation.

10. SECURITIES MATTERS

     The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the National Association of Securities Dealers Automated Quotation System and any other securities exchange on which shares of Common Stock are traded. The Board may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Board, in its sole discretion, deems necessary or desirable.

11. EFFECTIVE DATE AND TERM OF PLAN

     (a) The Plan and any amendment thereto shall become effective upon adoption by the Board; provided, that no option granted under the Plan may be exercised prior to the date on which the shareholders of the Company approve the Plan or applicable amendment by majority vote. If such approval is not obtained within twelve (12) months following adoption of the Plan by the Board, the Plan and any options granted under it shall be null and void.

     (b) Unless terminated sooner by action of the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption. Options outstanding upon Plan termination shall continue in effect in accordance with their terms.

12. GOVERNING LAWS

     All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws.

13. SECTION HEADINGS

     The Section headings herein are for purposes of convenience only and are not intended to define or limit the contents of the Sections.

                                ANNEX A - Page 3

                                  P R O X Y

                              ZALE CORPORATION
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           ZALE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 2, 1995

         The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints Robert J. DiNicola, Larry Pollock and Alan P. Shor, and each of them, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote at the Annual Meeting of Stockholders of Zale Corporation to be held on November 2, 1995, or at any adjournment thereof, all shares of Zale Corporation which the undersigned may be entitled to vote. The above proxy is hereby instructed to vote as shown on the reverse side of this card.

ELECTION OF DIRECTORS:
                   Glen Adams                       Frank E. Grzelecki
                   Peter P. Copses                  Richard C. Marcus
                   Robert DiNicola                  Larry Pollock
                                                    Andrew H. Tisch

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND FOR PROPOSALS 2 AND 3. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL OF THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE NOMINEES AND FOR PROPOSALS 2 AND 3.

                                                              /SEE REVERSE
        CONTINUED AND TO BE SIGNED ON REVERSE SIDE               SIDE/

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                            FOR           WITHHELD
1.  Election of
    Directors.             /   /           /   /
    (see reverse).
For, except vote(s) withheld from the following nominee(s):

 MARK HERE                    MARK HERE
IF YOU PLAN    /   /         FOR ADDRESS   /   /
 TO ATTEND                   CHANGE AND
THE MEETING                  NOTE BELOW


                                            FOR      AGAINST     ABSTAIN
2.  Adoption of the Zale Corporation
    Outside Directors 1995 Stock Option     /   /      /   /       /   /
    Plan.

3.  Ratification of appointment of
    Arthur Andersen & Co. as               /   /      /   /       /   /
    Independent Public Accountants.



If any other business is properly brought before the meeting, the undersigned acknowledges that the above-named proxy will vote in his discretion on such other business.




NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:_______________________________________________ Date _________________


Signature:_______________________________________________ Date _________________